EXHIBIT 23.1



                       CONSENT OF INDEPENDENT ACCOUNTANTS

We hereby consent to incorporation by reference in the Registration Statements on Form S-3 (File No. 333-51150) dated December 1, 2000, on Form S-8 (File No's. 333-34742, 333-37672, 333-47118, 333-71600 and 333-71602) dated April 13, 2000,
May 23, 2000, October 2, 2000, October 15, 2001 and October 15, 2001,
respectively, of Virata Corporation of our report dated April 25, 2001, relating to the financial statements and financial statement schedule, which appears in this Current Report on Form 8-K/A of GlobespanVirata, Inc. dated February 13, 2002.


/s/ PricewaterhouseCoopers LLP


PricewaterhouseCoopers LLP


San Jose, California
February 11, 2002